                                                                  Exhibit 23.(a)


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements No. 33-8388, No. 33-30981, No. 33-41958, No. 33-47893, No. 333-1191, No. 333-15857
and No. 333-57007 of Buffets, Inc. on Form S-8 and in Registration Statement No. 333-663 of Buffets, Inc. on Form S-3 of our report dated February 15, 1999, incorporated by reference in the Annual Report on Form 10-K of Buffets, Inc. for the fiscal year ended December 30, 1998.


/s/ Deloitte & Touche LLP



Minneapolis, Minnesota
March 23, 1999